Exhibit 4.5

SEE REVERSE FOR IMPORTANT NOTICE REGARDING OWNERSHIP AND TRANSFER RESTRICTIONS AND CERTAIN OTHER INFORMATION

UA

SCOPUS BIOPHARMA

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SERIES A UNIT CONSISTING OF ONE SHARE OF COMMON STOCK AND TWO SERIES A WARRANTS EACH EXERCISABLE FOR ONE SERIES B UNIT

CUSIP 809171 20 0

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

SPECIMEN

IS THE OWNER OF

Series A Units

Each series A unit ("Series A Unit") consists of one (1) share of common stock, par value $0.001 per share ("Common Stock"), of Scopus BioPharma Inc., a Delaware corporation (the "Company"), and two (2) series A warrants (the "Series A Warrants"). Each Series A Warrant entitles the holder to purchase one (1) series B unit (the "Series B Unit") for a price of $6.50 per Series B Unit. Each Series B Unit is exercisable for one (1) share of Common Stock and one (1) series B warrant (the "Series B Warrant"), which is exercisable for one (1) share of Common Stock at an exercise price of $7.50. Each Series A Warrant will become exercisable on October 1, 2020. The Common Stock and Series A Warrants comprising the Series A Units represented by this certificate are not transferable separately prior to July 1, 2020, unless the Company elects to allow such separate trading on an earlier date. The terms of the Series A Warrants and Series B Warrants are governed by a Warrant Agreement, dated as of __________, 2019, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the "Warrant Agent"), and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 1 State Street, 30th Floor, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.
Witness the facsimile signatures of its duly authorized officers.

0000001

SECRETARY

CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
(New York, N.Y.)
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

SCOPUS BIOPHARMA INC.

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	— as tenants in common	UNIF GIFT MIN ACT — _	Custodian
TEN ENT	— as tenants by the entireties		______ (Cust)
			______ (Minor)
			Under Uniform Gifts to Minors Act
JT TEN	— as joint tenants with right of survivorship and not as tenants in common		______ (State)

Additional abbreviations may also be used though not in the above list.

For value received, ___________________________ *hereby sells, assigns and transfers unto*

____

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____

____

_________________________________ *Units represented by the within Certificate, and do hereby irrevocably constitute and appoint* ____ *attorney to transfer the said Series A Units on the books of the within named Company with full power of substitution in the premises.*

Dated ____

Notice: The signature to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

____

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC RULE 17Ad-15).